SCHEDULE 14A
SCHEDULE 14A INFORMATION
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COEUR D’ALENE MINES CORPORATION

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The New York Society of Security Analysts 7th Annual Metals & Mining Conference Dennis E. Wheeler Coeur d'Alene Mines Corporation Chairman, President and Chief Executive Officer June 6, 2007 NYSE: CDE TSX: CDM www.coeur.com

Cautionary Statement Scientific and technical information in this presentation relating to the Palmarejo project was prepared under the supervision of Kenneth M. Phillips, geologist of VOP Mining Services Pty Ltd who is also a director of Bolnisi Gold NL. Mr. Phillips is a qualified person under NI 43-101 and a Member of the Australasian Institute of Mining and Metallurgy. Mr Phillips has sufficient experience which is relevant to the style of mineralisation and type of deposit under consideration and to the activity which he is undertaking to qualify as a Competent Person as defined in the 2004 Edition of the 'Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves'. Mr Phillips has consented to the inclusion in this presentation of the matters based on his information in the form and context in which it appears. For a description of the key assumptions, parameters and methods used to estimate mineral resources please see the Technical Reports as filed on SEDAR at www.sedar.com Donald J. Birak, Coeur's Senior Vice President of Exploration, is the qualified person responsible for the preparation or supervision of the scientific and technical information concerning Coeur's reserve and resource information in this document. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of the Rochester, Cerro Bayo, Martha, San Bartolome, Kensington, Endeavor and Broken Hill projects as filed on SEDAR at www.sedar.com The definitions of proven and probable mineral reserves and resources under Canadian National Instrument 43-101 are substantially identical to the definitions of such reserves under Guide 7 of the SEC's Securities Act Industry Guides. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. This presentation uses the terms 'Measured", "Indicated" and "Inferred" Resources. U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognize them. "Inferred Resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Resources may not form the basis of feasibility or other economic studies. U.S. investors are cautioned not to assume that all or any part of Measured or Indicated Resources will ever be converted into reserves. U.S. investors are also cautioned not to assume that all or any part an Inferred Mineral Resource exists, or is economically or legally mineable.

Additional Information The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission ("SEC") and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed Transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the Transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC's website (www.sec.gov) or, without charge, from Coeur. This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur's shareholders with respect to the proposed Transaction. Information regarding any interests that Coeur's executive officers and directors may have in the Transaction will be set forth in the proxy statement. Copies of the acquisition agreements and certain related documents will be filed with Canadian securities regulators and will be available at the Canadian SEDAR website at www.sedar.com.

Leading Silver Producer Incorporated in 1928; listed on NYSE since 1990 Market capitalization of approximately $1 billion as of April 30, 2007 Diversified portfolio of assets: 5 operating projects 2 development projects Advanced exploration activities 2006 production of 12.8 million ounces of silver and 116,000 ounces of gold Expected to grow to over 30 million ounces of silver and nearly 290,000 ounces of gold in 20091 Silver mineral reserves in excess of 220 million ounces Gold mineral reserves in excess of 1.5 million ounces Unhedged production - fully leveraged to silver and gold prices Note: 1. Assumes the Palmarejo transaction is approved by shareholders and the transaction is completed; based on Palmarejo mineral resource estimates and all metallurgical and mining studies completed to date

Coeur's Evolution

	2000	2006	2009[2]
Operating mines	Rochester, Nevada Silver Valley, Idaho Fachinal, Chile Petorca, Chile	Rochester, Nevada Cerro Bayo, Chile Martha, Argentina Endeavor, Australia Broken Hill, Australia	Rochester, Nevada Cerro Bayo, Chile Martha, Argentina Endeavor, Australia Broken Hill, Australia San Bartolome, Bolivia Kensington, Alaska Palmarejo, Mexico
Silver Production[1]	**11.7 million ounces**	**12.8 million ounces**	**>30 million ounces**
Cash costs[1]	**$4.24 per ounce of silver**	**$3.33 per ounce of silver**	**<$2.00 per ounce of silver**
Share price[3]	**$0.94**	**$4.95**	N/A
Net cash/(debt)[1]	**($180m)**	**$160m**	N/A

Note:
1. Coeur Annual Reports/10-Ks for 2000 and 2006; analysts estimates for 2009; 2000 cash costs exclude primary gold mines
2. Assumes the Palmarejo transaction is approved by shareholders and the transaction is completed; based on Palmarejo mineral resource estimates and all metallurgical and mining studies completed to date
3. Last price on final trading day of calendar year

COEUR
THE PRECIOUS METALS COMPANY

6

Adding Value to Acquisitions Coeur has an excellent track record for delivering added value from its asset base Acquired 1985 Total Acquisition and Development Cost: US$50 million Net Cash Flow to Date: US$166 million (1997-date) Acquired 2005 Total Acquisition Cost: US$39 million (US$15 million to date) Net Cash Flow to Date: US$7 million; >44% of invested capital recouped in 24 months Acquired 2005 Total Acquisition Cost: US$36 million Net Cash Flow to Date:US$23 million; >63% of invested capital recouped in 18 months Broken Hill Endeavor Rochester Acquired 2002 (Martha) and 1990 (Cerro Bayo) Total Acquisition and Development Cost: US$48 million Net Cash Flow to Date: US$78 million Cerro Bayo1 & Martha Total Acquisition Cost = Purchase Price, plus capital expenditure required to initial production Net Cash Flow to Date = Profit plus depreciation and amortization less capital expenditure 1. Operations commenced in 2002; processing facility constructed in 1990

Competitive Advantages Senior management possesses over 300 years of combined global mining experience Near-term internal growth initiatives complemented by development of two new mines and aggressive exploration program In an environment of rising input costs, cash operating costs have been well controlled Proven track record of exploration success, delivering significant increases in mineral reserves and resources at existing projects Exploration Expertise Effective Cost Control Balanced Growth Pipeline Management Depth Current portfolio of five mines are all low cost, high rate of return assets located in leading mining jurisdictions Attractive Portfolio

Strong Operating Assets Rochester Mine, Nevada Cash costs below $0.50/oz in 2007 due to cessation of mining Continued metal production through 2011 Expect 4.2m oz silver and 62,000 gold production in 2007 Cerro Bayo Mine, Chile Low cost silver production 21% increase in average silver grade of mineral reserves (vs. YE-2005) Expect 2.7m oz silver and 50,000 oz gold production in 2007 Martha Mine, Argentina Among world's highest silver grades; 50% increase in silver mineral reserve ounces in 2006 (vs. YE-2005) Expect 2.8m oz silver production in 2007 New flotation mill under construction Endeavor, Australia Low-cost silver production 38% increase in silver mineral reserves (vs. YE- 2005 Expect 800,000 + oz silver production in 2007 Broken Hill, Australia Low-cost silver production 20% increase in silver mineral reserves (vs. YE- 2005) Expect 2.3m oz silver production in 2007

Significant Mineral Reserves & Resources Reserves Measured Indicated Inferred 1509 164 746 454 Reserves Measured Indicated Inferred 220.052 32.733 57.753 51.658 Silver (millions ounces)1 Gold (thousand ounces)1 Additional Resources Additional Resources Note: Sourced from Coeur technical reports, 10-Qs and other public disclosure

Production Profile oz (millions) Silver production profile 2007-20091 Note: Sourced from Coeur technical reports, supporting mine plans and latest management estimates Existing projects should continue to strengthen Coeur's production profile; expect Bolivia to provide growth momentum 0.0 5.0 10.0 15.0 20.0 25.0 2007 2008 2009 oz (millions) Broken Hill Endeavor Cerro Bayo Martha Rochester San Bartolome

Strong Portfolio Management Note: Source: Coeur technical reports, 10-Ks, 10-Qs and other public disclosure 1. Combined Endeavor and Broken Hill Replacing older, higher cost mines with lower cost operations 1 2,657 2,060 0 500 1,000 1,500 2,000 2,500 3,000 Silver Valley 2005 Australia 2006 Ounces (000s) $0.00 $3.00 $6.00 $9.00 Production Cash cost

Effective Cost Control Cash cost increases1,2 6.0% 55.2% 52.8% Note: Based on 10-Q disclosure for each company Represents cash costs before credits In an environment of rising input costs, Coeur has minimized cash cost increases

Strong Cash Flow Generator Note: Source: Coeur 10-Q and 10-K disclosure (1) Defined as revenue less direct production costs Re-engineered portfolio well positioned to exploit record metals prices $ Millions 1

Valuation Metrics Price / NAV1,2 TEV / Production (2007E)1,2 Strong fundamentals and historical performance not fully rewarded by the market... Note: Market prices as at close May 25, 2007 Analyst estimates Junior developers are Aquiline Resources, Bear Creek Mining, Esperanza Silver, Kimber Resources, MAG Silver Corp, Minco Silver, Mineral Andes, Mines Management, Oremex Resources, Scorpio Mining, Silver Standard, Silvercrest Mines, Southern Silver Emerging producers are Apex Silver, ECU Silver, Endeavour Silver, Excellon, First Majestic, Fortuna Silver Mines, Genco Resources, Great Panther and Silvercorp Metals 3 4

Valuation Metrics P/E Ratio (2007E)1,2 Price / Cashflow (2007E)1,2 ....with Coeur recently trading at a discount to its primary peer group on all metrics Note: Market prices as at close May 25, 2007 Analyst estimates

Key Focus Areas Resolution of delays at key development projects Taxation proposal expected from Bolivian Government Dedicated effort to resolve Kensington litigation Successful completion of Bolnisi / Palmarejo transaction Focus on execution to maximize value of sector-leading pipeline San Bartolome commissioning targeted early-2008 Aggressive development and construction at Palmarejo with targeted late-2008 start-up Finish Kensington construction and commence production once litigation is resolved

Palmarejo - A World Class Silver Project in Mexico

Transaction Summary Transaction Overview: On May 3, 2007, Coeur announced it had entered into agreements to merge with Bolnisi Gold NL and Palmarejo Silver and Gold Corporation Transaction has unanimous support of all three boards, as well as Palmarejo's special committee of independent directors Consideration Offered1: 260.2 million Coeur shares Total transaction value of approx US$1.1 billion % Ownership 51.7:48.32 Premium of 14% to the 60 day volume weighted average price of Bolnisi shares Premium of 32% to the 60 day volume weighted average price of Palmarejo shares Exchange Ratio: 2.715 Coeur shares for each Palmarejo share 0.682 Coeur shares for each Bolnisi share Structure: Plan of arrangement with Palmarejo Scheme of arrangement with Bolnisi Other Terms: Break-up fee of 1% of consideration Call option over 19.9% of Bolnisi from Bolnisi directors Transaction Approvals: 3/4 of voting Bolnisi shareholders, 2/3 of voting Palmarejo shareholders, >50% of voting Coeur shareholders Note: Based on Coeur last price at close on May 2, 2007 of $4.05. Consideration also includes a nominal amount of cash for each Bolnisi and Palmarejo share Reflects Coeur shares to be issued in exchange for existing outstanding Bolnisi and Palmarejo shares. 19.6 million additional Coeur shares may be issued on connection with outstanding Palmarejo options and warrants.

Compelling Transaction Benefits Positions Coeur as the undisputed leader in silver Coeur gains an important strategic position in Mexico - the world's leading primary silver mining jurisdiction Production growth of 47.1% by 2009 53% reduction in Coeur's expected 2009 cash costs after credits1 Adds substantial exploration/expansion potential Coeur's underground and open-pit expertise will allow for optimization of one of Mexico's highest grade surface ore bodies Opportunity for all shareholders to participate in the development of the Palmarejo mine through ownership of New Coeur stock - the world's premier silver play Management estimate, based on Palmarejo mineral resource estimates and all the metallurgical and mining studies completed to date

Palmarejo - Key Features Expected to be one of the world's largest & lowest cost primary silver mines Located in prolific Sierra Madre belt in Mexico - one of the world's largest primary silver producing country Construction fully permitted and underway Over US$50m of capital already spent Low capital costs relative to significant production profile and substantial resource base Significant potential for resource expansion at initial mine (particularly at depth) and from other known nearby targets Excellent potential for new discoveries on large land package

World Class Asset in a Proven Silver Region Sierra Madre Precious Metals Belt Ocampo Pinos Altos Dolores Mulatos Palmarejo El Sauzal Luismin Fresnillo Alamo Dorado Guanacevi Juanicipio Sisa Current Resources 1: Measured and Indicated: 89.3 M oz Ag 1.0 M oz Au Inferred: 41.5 M oz Ag 0.5 M oz Au Estimated Annual Production2: (pre-optimization plan) 12 M oz silver 110,000 oz gold Estimated Operating Cost: (pre-optimization plan) <US$1.00/oz after by-product credits Type of operation: (pre-optimization plan) 2 million tonnes per annum open pit mine Remaining Capital Costs: (pre-optimization plan) US$34 million 1. Source: Palmarejo Presentation at The Natural Resource Summit of The Americas - 28 March 2007 2. Based on Palmarejo mineral resource estimates and all the metallurgical and mining studies completed to date

Expanding Quality and Size Source: June 2004 Bolnisi, All others per PJO presentations and Sedar filings. Silver Resource (M oz) Silver resources (M&I) have increased by 27% since September 2005 Currently over 2/3 of resources are measured and indicated Inferred 336 1,177 477 495 Measured and Indicated - - 495 971 Gold Resources (koz) 70.2 89.3 44.7 128.3 66.5 41.5 0 20 40 60 80 100 120 140 160 June, 2004 Palmarejo - Initial December, 2004 Palmarejo October, 2005 Palmarejo October, 2006 Palmarejo, Guadalupe January, 2007 La Patria M oz Ag Inferred Measured & Indicated

Anticipated Transaction Timetable Key Milestones Estimated Dates Mailing of information to Coeur, Bolnisi, and Palmarejo shareholders Early July Coeur shareholder meeting Early August Bolnisi shareholder meeting Mid-August Palmarejo shareholder meeting Mid-August Anticipated closing Late August

Overview of New Coeur

New Coeur - The Leader in Silver Leading Primary Silver Production Over 30 million silver ounces expected in 2009 in addition to 290,000 ounces of expected gold production1 Leading Primary Silver Growth Profile 47% over the next 2 yrs - greater than 3X the growth of nearest peer Leading Silver Mineral Resource Base2 with substantial gold profile 400 million ounces of combined measured & indicated silver resources and 93 million ounces of combined inferred silver resources 3.4 million ounces of combined measured & indicated gold resources and one million ounces of combined inferred gold resources Leading Global Liquidity Sector Leader in Cash Costs Below US$2.00 per ounce in 20093 Note: Based on analyst consensus estimates Please see mineral reserve and resource tables at the back of the presentation Management estimate

New Coeur - Leading Silver Production Note: Analyst estimates, does not include base metals Company has announced silver production to increase to 23 million ounces by 2009 New Coeur 2009 Silver Production (M oz)1 2 Gold Production (koz) 288 20 - 153 New Coeur will be the world's largest primary silver producer 31.6 23.5 20.8 6.6 - 5 10 15 20 25 30 35 New Coeur Pan American Silver Wheaton Hecla 2009 Silver Production (M oz)

New Coeur - Leading Growth Profile Note: Analyst estimates, does not include base metals Represents compound annual growth rate for 2 years from 2007-2009 Hecla silver growth of 5% offset by negative gold growth, net silver equivalent growth=0.0% New Coeur New Coeur Primary Silver Production (2007E-2009E)1,2 5.0% 14.4% 47.1% 3 13.7% The leading growth company in silver 47.1% 14.4% 13.7% 0% 10% 20% 30% 40% 50% 60% Coeur Pan American Silver Wheaton Hecla Primary Silver Production Growth (2007E-2009E)

New Coeur - Leading Silver Mineral Resource Base Note: Company announcements and Sedar Filings. Mineral resources refer to measured and indicated mineral resources and are in addition to mineral reserves. New Coeur Silver Mineral Reserves and Mineral Resource (M 0z)1 Inferred 949 - 228 Measured and Indicated 3,390 - 857 Gold Resources (koz) Inferred 93.2 249.6 59.9 Inferred Silver Resources (koz) New Coeur will have the largest precious metals resources base of its peer group 399.8 294.8 109.4 0 50 100 150 200 250 300 350 400 Coeur Pan American Hecla M oz Ag

New Coeur - Leading Liquidity New Coeur New Coeur Average Daily Trading Volume (US$m) Days for 1 turn of float Source: Bloomberg Liquidity calculated by adding average daily volumes by share by exchange for all exchanges where each company listed for the period 28th April 2006 - 27th April 2007 Converted prices to USD by using the following exchange rates as at 27th April 2007; AUDUSD: 0.8339 EURUSD: 1.3641 CADUSD: 0.8967 New Coeur calculated by combining the historical liquidity of Palmarejo, Bolnisi and Coeur for the period 28th April 2006 - 27th April 2007 New Coeur will be the most liquid silver stock

Sources: Coeur management estimates, based on Palmarejo mineral resource estimates and all the metallurgical and mining studies completed to date Based on analyst estimate New Coeur New Coeur Silver Cash Cost after credits (2009E) 1 2 2 2 2 New Coeur - Low Cost Silver Producer New Coeur will have cash costs of less than US$2 per ounce

Notes: Calculated from Coeur, Bolnisi and Palmarejo financial statements for the period ended 31 December 2006 using the exchange rates as at 31 December 2006 Company estimate Represents total project cost of $85m less order commitments and expenditure of $46m as at December 2006. Excludes mining fleet and pre-stripping costs Does not include operational cash flow generated from 1 Jan 2007 1 4 2 2 3 New Coeur - Strong Balance Sheet to Finance Growth New Coeur has the capacity to finance new mines without dilution 119 78 39 382 146 0 50 100 150 200 250 300 350 400 Pro-forma Cash and equivalents as at 31 Dec 2006 San Bartolome Capital Kensington Capital Palmarejo Capital Cash Remaining US$m

Appendix A

Strong Fundamentals Underpin Silver Silver has outperformed gold in the current cycle, driven by favorable fundamentals The silver supply/demand balance in deficit - for the 15th year running Supply Above ground stocks sharply reduced to only 400Moz, from over 1 Bn oz a decade ago Future mine supply growth is flat, driven by underfunded exploration New mines coming on-stream do not fully replace decline in production from older operations Demand 50% of demand has been from the industrial sector, principally photography Decline in demand from photographical applications balanced by reduced scrap availability, new demand sources Medical applications are an increasingly important source of demand Silver is the most efficient conductor of electricity, driving electronics applications Renewed interest in Silver from Investors: ETF have amassed > 140 Moz (25% of annual worldwide production), and 3 more ETFs planned to launch soon

Demand Driven by Industrial Uses World Silver Consumption by Segment, 2006 (Total demand: 912 million ounces) 1 Note: World Silver Survey 2007, published by The Silver Institute

Demand Exceeds Primary Supply Moz Fabrication demand vs. mine production1 Note: World Silver Survey 2007, published by The Silver Institute

Above Ground Silver Stocks Declining Identifiable Silver Bullion Stocks 43% below levels of 10 years ago 1 Note: World Silver Survey 2007, published by The Silver Institute

Appendix B

Strong Management Team Dennis Wheeler Chairman, President and Chief Executive Officer Chairman since 1992, 30 years with company overseeing growth from single asset company to largest primary silver producer in the world, as well as overseeing listing on NYSE Jim Sabala Executive Vice President and Chief Financial Officer Executive Vice President and Chief Financial Officer since January 2003. Prior to that, Mr. Sabala was Vice President and Chief Financial Officer of Stillwater Mining Company from 1998 to 2003, and from 1981 to 1998 was employed by Coeur in various capacities, most recently as Executive Vice President and Chief Financial Officer Richard Weston Senior Vice President, Operations Responsible for operations of all five of Coeur's existing projects; designated operations manager for Palmarejo; 25 years of operational and development experience gained through career with Coeur and Barrick Gold Alan Wilder Senior Vice President, Project Development More than 35 years of mining experience, including senior mine engineering and construction management at world-wide mines for Coeur, Glamis Gold, Cyprus Amax Copper, Newmont and Bechtel; responsible for successful development of all of Coeur's existing projects Don Birak Senior Vice President, Exploration Over 29 years of global experience in mining; designs and manages all aspects of Coeur's global exploration activities and has overseen continued growth in resources and reserves; co-recipient of the Prospectors and Developers Association of Canada Bill Dennis Prospector of the Year Award in 2000

Appendix C

Mineral Reserves; Current

Proven Mineral Reserves

Property	Location	Short tons (000's)	Grade (oz/ton) Silver	Grade (oz/ton) Gold	Ounces (000's) Silver	Ounces (000's) Gold
Rochester	Nevada, USA	3,720	0.66	0.007	2,436	26
Cerro Bayo	Chile	375	10.41	0.20	3,902	75
Martha	Argentina	33	64.05	0.10	2,118	3
San Bartolome	Bolivia	-	-	-	-	-
Kensington	Alaska, USA	-	-	-	-	-
Endeavor	Australia	9,700	1.59	-	15,420	-
Broken Hill	Australia	10,064	1.46	-	14,648	-
					38,524	104

Probable Mineral Reserves

Property	Location	Short tons (000's)	Grade (oz/ton) Silver	Grade (oz/ton) Gold	Ounces (000's) Silver	Ounces (000's) Gold
Rochester	Nevada, USA	-	-	-	-	-
Cerro Bayo	Chile	259	8.66	0.18	2,242	47
Martha	Argentina	66	59.97	0.08	3,966	6
San Bartolome	Bolivia	41,804	3.72	-	155,389	-
Kensington	Alaska, USA	4,419	-	0.31	-	1,352
Endeavor	Australia	11,684	1.42	-	16,563	-
Broken Hill	Australia	2,844	1.18	-	3,368	-
					181,528	1,405

Mineral Reserves correspond to Ore Reserves per US SEC classification. Metal prices used to determine ore reserves were $8.00/oz. Ag and $475.00/oz. Au at Cerro Bayo, Martha and Rochester; $10.0/oz Ag at Endeavor; $10.12/oz Ag. at Broken Hill; $8.00/oz Ag at San Bartolome; and $550/oz Au at Kensington. Endeavor and Broken Hill reserves are as of June 30, 2006. San Bartolome reserves are as of April 2007. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the reserves disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

COEUR
THE PRECIOUS METALS COMPANY

41

Mineral Resources; Current

Measured Mineral Resource

Property	Location	Short Tons (000's)	Grade (ounces/ton) Silver	Gold	Ounces (000's) Silver	Gold
Rochester	Nevada, USA	12,304	0.94	0.01	11,598	88
Cerro Bayo	Chile	455	9.38	0.17	4,267	75
Martha	Argentina	19	39.44	0.06	739	1
San Bartolome	Bolivia	-	-	-	-	-
Kensington	Alaska, USA	-	-	-	-	-
Endeavor	Australia	3,748	3.00	-	11,259	-
Broken Hill	Australia	2,105	2.31	-	4,870	-
					32,733	164

Indicated Mineral Resource

Property	Location	Short Tons (000's)	Grade (ounces/ton) Silver	Gold	Ounces (000's) Silver	Gold
Rochester	Nevada, USA	2,931	0.92	0.01	2,705	21
Cerro Bayo	Chile	727	6.11	0.14	4,436	100
Martha	Argentina	31	39.24	0.06	1,211	2
San Bartolome*	Bolivia	10,812	2.99	-	32,340	-
Kensington	Alaska, USA	3,136	-	0.20	-	623
Endeavor	Australia	4,519	3.12	-	14,105	-
Broken Hill	Australia	1,510	1.96	-	2,956	-
					57,753	746

Mineral resources (but not inferred resources) correspond to mineralized material per US SEC guidelines. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

COEUR
THE PRECIOUS METALS COMPANY

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Mineral Resources; Current Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Grade (ounces/ton) Grade (ounces/ton) Ounces (000s) Ounces (000s) Property Location Short Tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 1,328 9.00 0.16 11,944 208 Martha Argentina 63 45.76 0.05 2,875 3 San Bartolome Bolivia 204 1.96 - 400 - Kensington Alaska, USA 1,184 - 0.21 - 243 Endeavor Australia 1,102 2.51 - 2,765 - Broken Hill Australia 7,256 4.64 - 33,674 - 51,658 454 Mineral resources (but not inferred resources) correspond to mineralized material per US SEC guidelines. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

Mineral Reserves; Year-end 2005

Proven Mineral Reserves

Property	Location	Short tons (000's)	Grade (oz/ton) Silver	Gold	Ounces (000's) Silver	Gold
Rochester	Nevada, USA	10,168	0.86	0.011	8,765	113
Cerro Bayo	Chile	439	8.58	0.150	3,764	68
Martha	Argentina	25	58.69	0.080	1,488	2
San Bartolome	Bolivia	-	-	-	-	-
Kensington	Alaska, USA	-	-	-	-	-
Endeavor	Australia	5,512	1.58	-	8,681	-
Broken Hill	Australia	8,522	1.31	-	11,134	-
					33,832	183

Probable Mineral Reserves

Property	Location	Short tons (000's)	Grade (oz/ton) Silver	Gold	Ounces (000's) Silver	Gold
Rochester	Nevada, USA	-	-	-	-	-
Cerro Bayo	Chile	496	7.48	0.130	3,712	64
Martha	Argentina	42	61.26	0.080	2,566	3
San Bartolome	Bolivia	46,176	3.29	-	151,882	-
Kensington	Alaska, USA	4,206	-	0.250	-	1,050
Endeavor	Australia	6,614	2.22	-	14,661	-
Broken Hill	Australia	2,998	1.27	-	3,822	-
					176,643	1,117
Proven & Probable					210,475	1,300

Mineral Reserves (but not inferred resources) correspond to Ore Reserves per US SEC classification. Metal prices used to determine ore reserves were $6.50/oz. Ag and $410.00/oz. Au except Endeavor which used $7.06/oz Ag and Kensington which used $375/oz Au. Endeavor and Broken Hill reserves are effective as of June 30, 2005 and March 31, 2005, respectively. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the reserves disclosed herein are contained in the technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR. All 2005 reserve and resource statements are from continuing operations only.

COEUR
THE PRECIOUS METALS COMPANY
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Mineral Resources; Year-end 2005

Measured Mineral Resource

Property	Location	Short Tons (000s)	Grade (ounces/ton) Silver	Grade (ounces/ton) Gold	Ounces (000s) Silver	Ounces (000s) Gold
Rochester	Nevada, USA	11,734	1.03	0.010	12,051	117
Cerro Bayo	Chile	660	6.42	0.130	4,237	85
Martha	Argentina	25	38.46	0.050	975	1
San Bartolome	Bolivia	-	-	-	-	-
Kensington	Alaska, USA	-	-	-	-	-
Endeavor	Australia	5,291	2.13	-	11,267	-
Broken Hill	Australia	5,655	1.84	-	10,407	-
					38,937	203

Indicated Mineral Resource

Property	Location	Short Tons (000's)	Grade (ounces/ton) Silver	Grade (ounces/ton) Gold	Ounces (000s) Silver	Ounces (000s) Gold
Rochester	Nevada, USA	3,912	1.03	0.010	4,018	39
Cerro Bayo	Chile	1,558	3.72	0.080	5,797	122
Martha	Argentina	17	31.21	0.040	516	1
San Bartolome	Bolivia	70	2.29	-	160	-
Kensington	Alaska, USA	617	-	0.440	-	269
Endeavor	Australia	1,102	2.39	-	2,636	-
Broken Hill	Australia	1,742	1.72	-	3,002	-
					16,129	431
Measured and Indicated					55,066	634

Mineral resources (but not inferred resources) correspond to mineralized material per US SEC guidelines. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.

COEUR
THE PRECIOUS METALS COMPANY
45

Mineral Resources; Year-end 2005 Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Inferred Mineral Resource Grade (ounces/ton) Grade (ounces/ton) Ounces (000s) Ounces (000s) Property Location Short Tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 1,895 8.13 0.110 15,414 212 Martha Argentina 93 49.80 0.060 4,611 5 San Bartolome Bolivia 1,096 3.52 - 3,851 - Kensington Alaska, USA 2,499 - 0.230 - 584 Endeavor Australia 2,094 1.60 - 3,360 - Broken Hill Australia 3,428 2.17 - 7,429 - 34,665 801 Mineral resources (but not inferred resources) correspond to mineralized material per US SEC guidelines. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR.